Exhibit 5.1

[LETTERHEAD OF VENABLE LLP]

October 30, 2023

Postal Realty Trust, Inc.
75 Columbia Avenue
Cedarhurst, NY 11516

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Postal Realty Trust, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law relating to the registration by the Company of shares (the “Shares”) of Class A common stock, $0.01 par value per share (the “Common Stock”), of the Company having a maximum aggregate offering price of up to $150,000,000, which may be sold from time to time pursuant to Open Market Sale Agreements, dated November 4, 2022, as amended by those certain Amendments No. 2 to the Open Market Sale Agreements, dated August 8, 2023 (the “Sale Agreements”), each by and among the Company, Postal Realty LP, a Delaware limited partnership, and each of BMO Capital Markets Corp. (“BMO”), Janney Montgomery Scott LLC, Jefferies LLC (“Jefferies”), Stifel, Nicolaus & Company, Incorporated and Truist Securities, Inc. (“Truist”), as sales agents (each, a “sales agent” and, collectively, the “sales agents”), each of Bank of Montreal, Jefferies and Truist Bank, as forward purchasers (each, a “forward purchaser” and, collectively, the “forward purchasers”), and each of BMO, Jefferies and Truist, as forward sellers (each, in its capacity as agent for its affiliated forward purchaser, a “forward seller” and, collectively, the “forward sellers”), relating to the offer and sale of the Shares. This firm did not participate in the drafting or negotiation of the Sale Agreements or the Forward Confirmation (as defined below).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.The Registration Statement on Form S-3 (File No. 333-275134), and all amendments thereto (the “Registration Statement”) and the related form of prospectus included therein and all supplements thereto, substantially in the form in which it was transmitted to the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”);

2.The Prospectus Supplement, dated October 30, 2023, substantially in the form to be filed with the Commission under the Securities Act;

3.The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

Postal Realty Trust, Inc.
October 30, 2023

5.A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6.Resolutions adopted by the Board of Directors of the Company relating to, among other matters, (a) the authorization of the execution and delivery by the Company of the Sale Agreements and any Forward Confirmation and (b) the sale and issuance of the Shares (the “Resolutions”), certified as of the date hereof by an officer of the Company;

7.The Sale Agreements;

8.The form of Master Forward Confirmation and the related Supplemental Confirmation which may be entered into by and between the Company and the applicable Forward Purchaser in relation to any forward purchase transaction (each, as defined in the applicable Sale Agreement) (the “Forward Confirmation”);

9.A certificate executed by an officer of the Company, dated as of the date hereof; and

10.Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
5.Upon the issuance of any Shares and any Forward Settlement Shares (as defined in the Sale Agreements), the total number of shares of Common Stock issued and

Postal Realty Trust, Inc.
October 30, 2023

outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

6.None of the Shares or the Forward Settlement Shares will be issued, sold or transferred in violation of the restrictions on transfer and ownership contained in the Charter.

        Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.The issuance of the Shares and the Forward Settlement Shares has been duly authorized and, when issued and delivered by the Company in accordance with the Resolutions, the Registration Statement, the Sales Agreement and, if applicable, any Forward Confirmation against payment of the consideration set forth therein, the Shares and the Forward Settlement Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any federal or other state law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Current Report and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Venable LLP

142383-518857